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                                                                   EXHIBIT 10.90


                                RAILAMERICA, INC.
                            ANNUAL INCENTIVE PROGRAM

IN GENERAL:

The Compensation Committee of the Board of Directors of RailAmerica, Inc. (the "Company") has established this Annual Incentive Program (the "AIP") pursuant to and subject to all the terms, provisions and conditions of the Company's 1998 Executive Incentive Compensation Plan, as may be amended from time to time (the "Plan"). Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

PURPOSE:

The AIP is a vehicle by which executives, managers and staff of the Company place a percent of their targeted compensation "at risk" to be paid in whole or in part based on the achievement of business objectives as set forth by the Compensation Committee of the Board of Directors of the Company each year. The AIP achieves several objectives:

- Linking Company business objectives with the total compensation of management and staff;

-        Rewarding achievement/over achievement of annual business goals; and

- Motivating management and staff by offering them the opportunity to achieve or exceed competitive total cash compensation based on their performance against specific goals.

PROGRAM YEAR:

The Program year corresponds with the Company's fiscal year of January 1 through December 31. The Program shall be automatically renewed each year unless otherwise terminated by the Board of Directors of the Company.

EFFECTIVE DATE:

The AIP became effective on January 1, 1998 and will remain in effect until amended or terminated by the Board of Directors of the Company.

PROGRAM ADMINISTRATION:

The Compensation Committee of the Board of Directors of the Company administers the AIP and annually approves the performance measures, objectives, award levels and funding methods of the Program. The Compensation Committee of the Board of Directors of the Company may delegate some or all Program Administration to the Chairman, President and CEO except with respect to Program Administration covering the Chairman, President and CEO and Company officers.

ELIGIBILITY:

The Program covers designated RailAmerica executives, managers and corporate staff who have direct influence on business performance and results, and are not participants in a subsidiary Program.


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PROGRAM MEASURES (AND WEIGHTINGS):

Program measures for AIP participants are divided into four categories, as follows:

------------------------------------------------------------------------------------------------------------------------------
                           CORPORATE                             GROUP/CORRIDOR(1)
------------------------------------------------------------------------------------------------------------------------------
                    MEASURE                         WEIGHTING                       MEASURE                       WEIGHTING
------------------------------------------------------------------------------------------------------------------------------
Consolidated Earnings per Share (EPS)                  25%       Consolidated Earnings per Share (EPS)               25%
------------------------------------------------------------------------------------------------------------------------------
Consolidated Earnings Before Interest Taxes            50%       Group Earnings Before Interest Taxes                25%
Depreciation and Amortization (EBITDA)                           Depreciation and Amortization (EBITDA)
                                                                 -------------------------------------------------------------
                                                                 Corridor Earnings Before Interest Taxes             25%
                                                                 Depreciation and Amortization (EBITDA)
------------------------------------------------------------------------------------------------------------------------------
Consolidated Return on Invested Capital (ROIC)         15%       Consolidated Return on Invested Capital             15%
                                                                 (ROIC)
------------------------------------------------------------------------------------------------------------------------------
Consolidated Acquisitions                              10%       Consolidated Acquisitions                           10%
------------------------------------------------------------------------------------------------------------------------------

AWARD TARGETS:

Award targets are expressed as a percentage of base salary. Award targets for on-plan (target) performance are as follows:

------------------------------------------------------------------------------------------------
       BAND                                  TITLE                         TARGET %
------------------------------------------------------------------------------------------------
         1           o   Chairman, President and CEO                         75.0%
------------------------------------------------------------------------------------------------
         2           o   Executive Vice President                            50.0%
------------------------------------------------------------------------------------------------
         3           o   Senior Vice President                           25.0% - 40.0%
------------------------------------------------------------------------------------------------
         4           o   Vice President                                  20.0% - 30.0%
------------------------------------------------------------------------------------------------
         5           o   Director                                        15.0% - 25.0%
                     o   Senior Manager
------------------------------------------------------------------------------------------------
         6           o   Manager                                         10.0% - 15.0%
                     o   Corporate Staff
------------------------------------------------------------------------------------------------

AWARD PAYMENT:

Payment of awards is based on the actual achievement of specific Company, Group, or Corridor goals. A Threshold of 80% of goals must be reached before any payment consideration will be made. Funding for discretionary awards, if any, shall be recommended by the Chairman, President and CEO and approved by the Compensation Committee of the Board of Directors of the Company. Partial year participants receive a pro-rata bonus based on number of months in category.

No participant shall receive any payment under this Program unless the Compensation Committee of the Board of Directors of the Company has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and this Program, and that the Plan Measure(s), Award Target(s) and Performance Goal(s) and any other material terms previously established by the Compensation Committee of the Board of Directors of the Company or set forth in this Program were in fact satisfied.


1 COO of North American Operations and SVP of International Operations shall have performance measures and weightings as follows: Consolidated EPS (25%), Consolidated EBITDA (25%), Group EBITDA (25%), Consolidated ROIC (15%), and Consolidated Acquisitions (10%).


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PERFORMANCE SCHEDULE:

Award levels are based directly on the achievement of Company or Group financial goals provided the "Threshold" requirement has been met.

Cash payout is calculated using the following table.

------------------------------------------------------------------------
         PERCENT ACCOMPLISHMENT                  PERCENT PAYOUT
------------------------------------------------------------------------
              Less than 80%                           0.0%
------------------------------------------------------------------------
                   80%                                50.0%
-------------------------------------------------------------------------
                   85%                                62.5%
------------------------------------------------------------------------
                   90%                                75.0%
------------------------------------------------------------------------
                   95%                                87.5%
------------------------------------------------------------------------
                  100%                               100.0%
------------------------------------------------------------------------
                  105%                               120.0%
------------------------------------------------------------------------
                  110%                               140.0%
------------------------------------------------------------------------
                  115%                               160.0%
------------------------------------------------------------------------
                  120%                               180.0%
------------------------------------------------------------------------
                  125%                               200.0%
------------------------------------------------------------------------
           Greater than 125%                         200.0%
------------------------------------------------------------------------

The maximum cash payout is 200% of Target.


INDIVIDUAL QUALITATIVE ADJUSTMENT:

After the end of the fiscal year, the calculated bonus payment may be adjusted up to plus or minus ten percent (+/-10%) based on the individual's personal/qualitative performance as subjectively evaluated by the CEO (except for officers) and/or as supported by the standard performance assessment/evaluation form. In the case of officers, the Compensation Committee of the Board of Directors of the Company shall make all qualitative assessments and adjustments.

PAYMENT FOR TERMINATION:

Participants who voluntarily terminate are not paid any of the award for the year in which they terminate.

Participants who are terminated for cause are not paid any of the award for the year in which they are terminated.

Participants who are involuntary terminated through no fault of their own are considered for payment based on a decision made annually by the Chairman, President and CEO and the Compensation Committee of the Board of Directors of the Company.

In the event of death, disability or early or normal retirement, participants are normally entitled to receive prorated awards based on the number of months they actually participated in the Program for the Program year.


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MISCELLANEOUS:

Payment from General Assets:

The payment of an award under the Program is from the general assets of the Company, and a participant under the Program shall have no greater rights to payment than other general creditors of the Company.

No Right of Employment:

Nothing in the Program, including the employee's eligibility for participation in the Program, infers any right of employment by the Company to such employees. The Program does not affect the terms of any employment agreements that may exist between the Company and any participant. The Company retains all its rights to discipline or discharge employees who participate in the Program.

Non-Assignment/Death Benefits:

Any awards of the right to a payment of an award granted under this Program are not assignable or transferable by a participant except by will or the laws of descent or distribution. Each participant may designate a beneficiary or beneficiaries to receive payment of any Program death benefits that may be payable with respect to the participant. During the lifetime of a participant, only the participant may receive payment of an award granted by this Program. No transfer of an award shall be effective to bind the Company unless the Company has been furnished with written notice thereof and a copy of the will or such evidence, as the Company may deem necessary to establish the validity of the transfer.

Amendments, Suspension or Termination of the Program:

The Board of Directors may at any time elect to amend, suspend or terminate the Program.

It is the intent of the Company that this Program and Awards paid hereunder satisfy and be interpreted in a manner, that, in the case of participants who are or may be persons whose compensation is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of this Program inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Program or in the Plan, the provisions of the Program may at any time be bifurcated by the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company in any manner so that certain provisions of the Program or any Awards intended or required in order to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

DEFINITIONS:

For purposes of this document and the Program, the terms listed below and referred to in the document are defined as follows:

BASE SALARY:

The current base salary being paid to the AIP participant(s).

AWARD TARGET:

The incumbent's incentive portion based on the leverage percentage as stated in this Program document for that position.


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DISABILITY:

A participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite in duration. The Program Administrator shall make such determination of disability with the advice of competent medical authority. All participants in similar circumstances will be treated alike.

RETIREMENT:

Termination of a participant's employment at a specific age determined by the Company, when the participant chooses to withdraw from their position or occupation. Normal retirement age is 65.

TERMINATION FOR CAUSE:

"Cause" shall mean such actions by participant involving dishonesty, fraud, the commission of a felony, gross negligence, or willful misconduct which resorts in material harm to the business and/or reputation of the Company as reasonably determined by the Compensation Committee of the Board of Directors of the Company.



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